EXHIBIT 99

       Too, Inc. Reports First Quarter 2004 Operating Results,
            Second Quarter Earnings Improvement Projected

    NEW ALBANY, Ohio--(BUSINESS WIRE)--May 12, 2004--Too, Inc. (NYSE:TOO) today reported net income for the first quarter ended May 1, 2004 of $5.2 million, or $0.15 per diluted share, on net sales of $154.1 million, compared to first quarter 2003 net income of $4.2 million, or $0.12 per diluted share, on net sales of $138.0 million. The 2003 earnings include a loss on discontinued operations, net of tax, of approximately $437,000, or $0.01 per diluted share.
    The 2004 quarterly earnings increase was primarily attributable to higher net sales and higher gross income as a percentage of sales.
    Comparable store sales for first quarter 2004 increased 2% compared to the 18% decrease for the like period last year. The company said that the earlier Easter this year compared to 2003 resulted in a shift in comparable stores sales of about two percentage points from second quarter to first quarter 2004.
    Too said that based on an estimate of flat comparable store sales for the second quarter ending July 31, 2004, it was comfortable with security analysts' current average estimate of $0.05 per share for the quarter. The company had net income from continuing operations of $638,000, or $0.02 per share for the second quarter 2003.
    A live webcast and replay of today's conference call with security analysts to review the operating results for the first quarter will be available on the Internet beginning at 9:00 a.m. Eastern Time today. Individual investors can listen to the call through CCBN's investor center at www.companyboardroom.com. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).
    Too, Inc. is a leading specialty retailer for young girls. At Limited Too, the company sells apparel, swimwear, sleepwear, underwear, footwear, lifestyle and personal care products for active, fashion-aware 'tween (ages 7 to 14) girls. Limited Too currently operates 555 stores in 46 states and Puerto Rico, and publishes a catalog coinciding with key 'tween shopping times throughout the year. Limited Too also conducts e-commerce on its Web site, limitedtoo.com. In January 2004, the company launched Justice, a new specialty retail concept for young girls, offering sportswear, related accessories and lifestyle items to value-conscious customers, predominantly in "off-the-mall" store locations. Justice currently operates 27 stores in 12 states.
    Company Home Page: http://tooinc.com

    The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of
1995) contained in this press release involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Forward-looking statements are indicated by words such as "anticipate," "estimate," "expect," "intend," "risk," "could," "may," "will," "pro forma," "likely," "possible," "potential," and similar words and phrases and the negative forms and variations of these words and phrases, and include, but may not be limited to, statements in this press release related to the new store growth. The following factors, among others, in some cases have affected, and in the future could affect, the Company's financial performance and actual results and could cause future performance and financial results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by management: changes in consumer spending patterns, consumer preferences and overall economic conditions; the impact of competition and pricing; changes in weather patterns; currency and exchange risks; changes in existing or potential trade restrictions, duties, tariffs or quotas; changes in political or financial stability; changes in postal rates and charges and paper and printing costs; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire and train associates; and/or other risk factors that may be described in the Safe Harbor Statement and Business Risks section of the Company's Form 10-K, filed April 29, 2002, as well as other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements made herein are based on information presently available to the management of the Company. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.


                               Too, Inc.
                   Consolidated Statements of Income
       For the Thirteen Weeks Ended May 1, 2004 and May 3, 2003
          (unaudited, in thousands, except per share amounts)

                                      Thirteen Weeks   Thirteen Weeks
                                           Ended            Ended
                                     ---------------- ----------------
                                      May 1,    % of   May 3,    % of
                                       2004    Sales    2003    Sales
                                     --------- ------ --------- ------

Net sales                            $154,131  100.0% $137,971  100.0%
    Cost of goods sold, buying and
     occupancy costs                  103,092   66.9%   95,344   69.1%
                                     --------- ------ --------- ------
Gross income                           51,039   33.1%   42,627   30.9%
    General, administrative and
     store operating expenses          42,909   27.8%   35,555   25.8%
                                     --------- ------ --------- ------
Operating income                        8,130    5.3%    7,072    5.1%
    Interest income, net                  213    0.1%      124    0.1%
                                     --------- ------ --------- ------
Income from continuing operations
 before income taxes                    8,343    5.4%    7,196    5.2%
Provision for income taxes              3,100    2.0%    2,600    1.9%
                                     --------- ------ --------- ------
Income from continuing operations       5,243    3.4%    4,596    3.3%
Loss on discontinued operations of
 mishmash, net of tax                       -    0.0%      437    0.3%
                                     --------- ------ --------- ------
Net income                             $5,243    3.4%   $4,159    3.0%
                                     ========= ====== ========= ======

Income (loss) per share - basic:

    Continuing operations               $0.15            $0.13
    Discontinued operations                 -            (0.01)
                                     ---------        ---------
    Net income per basic share          $0.15            $0.12
                                     =========        =========

Income (loss) per share - diluted:

    Continuing operations               $0.15            $0.13
    Discontinued operations                 -            (0.01)
                                     ---------        ---------
    Net income per diluted share        $0.15            $0.12
                                     =========        =========

Weighted average common shares:

    Basic                              34,403           34,098
                                     =========        =========
    Diluted                            34,914           34,604
                                     =========        =========


                               Too, Inc.
                      Consolidated Balance Sheets
                As of May 1, 2004 and January 31, 2004
                 (in thousands, except share amounts)

                                                 May 1,    January 31,
                                                  2004        2004
                                               ----------- -----------
                                               (unaudited)
                    ASSETS

 Current Assets:
      Cash and equivalents                       $119,853    $115,886
      Restricted cash                              15,264      20,846
      Receivables                                   3,818       6,802
      Income taxes receivable                         655       5,542
      Inventories                                  56,364      58,299
      Store supplies                               13,619      13,285
      Other                                         2,638       2,542
                                               ----------- -----------
 Total current assets                             212,211     223,202

 Property and equipment, net                      147,761     147,038
 Deferred income taxes                              6,780       6,780
 Other assets                                      14,660      14,434
                                               ----------- -----------

 Total assets                                    $381,412    $391,454
                                               =========== ===========

     LIABILITIES AND SHAREHOLDERS' EQUITY

 Current Liabilities:
      Accounts payable                            $25,088     $36,556
      Accrued expenses                             42,562      41,725
      Income taxes payable                         11,584      17,464
                                               ----------- -----------
 Total current liabilities                         79,234      95,745

 Other long-term liabilities                       13,969      13,956

 Commitments and contingencies

             SHAREHOLDERS' EQUITY
 Preferred stock, 50 million shares authorized          -           -
 Common stock, $.01 par value, 100 million
  shares authorized, 34.5 million and
  34.4 million issued and outstanding at
  May 1, 2004 and January 31, 2004, respectively      345         344
 Treasury stock, at cost, 29,709 shares              (998)       (998)
 Paid in capital                                  121,172     119,960
 Retained earnings                                167,690     162,447
                                               ----------- -----------

 Total shareholders' equity                       288,209     281,753
                                               ----------- -----------

 Total liabilities and shareholders' equity      $381,412    $391,454
                                               =========== ===========


                               Too, Inc.
                 Consolidated Statements of Cash Flows
       For the Thirteen Weeks Ended May 1, 2004 and May 3, 2003
                       (unaudited, in thousands)

                                                     Thirteen Weeks
                                                          Ended
                                                   -------------------
                                                    May 1,    May 3,
                                                     2004      2003
                                                   --------- ---------
 Cash flows from operating activities:

   Net income                                        $5,243    $4,159

 Impact of other operating activities on cash flows:

   Depreciation and amortization                      5,157     4,682

   Changes in assets and liabilities:
     Inventories                                      1,935     9,624
     Accounts payable and accrued expenses           (8,637)  (23,944)
     Income taxes                                    (1,010)   (3,561)
     Other assets                                     1,677    (1,234)
     Other liabilities                                   13       976
                                                   --------- ---------

   Net cash provided by (used for) operating
    activities                                        4,378    (9,298)
                                                   --------- ---------

 Investing activities:

   Capital expenditures                              (6,444)   (5,636)
   Restricted cash                                    5,582         -
                                                   --------- ---------

   Net cash used for investing activities              (862)   (5,636)
                                                   --------- ---------

 Financing activities:

   Stock options and other equity changes               709       102
   Change in cash overdraft                            (258)    9,696
                                                   --------- ---------

   Net cash provided by financing activities            451     9,798
                                                   --------- ---------

   Net increase (decrease) in cash and equivalents    3,967    (5,136)

   Cash and equivalents, beginning of period        115,886   106,004
                                                   --------- ---------

   Cash and equivalents, end of period             $119,853  $100,868
                                                   ========= =========


                               Too, Inc.
                             Selected Data
       For the Thirteen Weeks Ended May 1, 2004 and May 3, 2003
                       (unaudited, in thousands)

                                                  Thirteen Weeks Ended
                                                  --------------------
                                                    May 1,    May 3,
                                                     2004      2003
                                                  ---------- ---------

Capital Expenditures
   First Quarter                                     $6,444    $5,636

Depreciation & Amortization
   First Quarter                                     $5,157    $4,682

Interest Income, Net
   First Quarter                                       $213      $124


                               Too, Inc.
                         Store Operating Data
       For the Thirteen Weeks Ended May 1, 2004 and May 3, 2003

                                                      May 1,   May 3,
Limited Too Store Count                                2004     2003
-----------------------                              -------- --------

Beginning of quarter                                     553      510
     Opened                                                3        7
     Closed                                               (2)      (2)
                                                     -------- --------
         Quarter-to-date                                 554      515
                                                     ======== ========


Other Operating Data
--------------------

mishmash stores                                            -       14
Justice stores                                            26        -
Total square feet at period end (in thousands)(1)      2,285    2,120

(1)  Amounts exclude Justice and mishmash stores.


    CONTACT: Too, Inc.
             Robert Atkinson, 614-775-3739